Exhibit 31.1

CERTIFICATION

I, Vito S. Pantilione, President and Chief Executive Officer, certify that:

1.	I have reviewed this Form 10-Q/A of Parke Bancorp, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 27, 2015	/s/ Vito S. Pantilione
Vito S. Pantilione
President and Chief Executive Officer